Execution Version

DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT is dated as of January 13, 2025, by and between SUNAMERICA SERIES TRUST, a Massachusetts business trust (the “Trust”) and COREBRIDGE CAPITAL SERVICES, INC., a Delaware corporation (the “Distributor”).

W I T N E S S E T H:

WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”); and

WHEREAS, the Trust consists of a number of separately designated series representing separate funds with their own objectives, polices and restrictions (the “Portfolios”). Shares of the Trust are issued and redeemed only in connection with investments in and payments under variable annuity contracts and variable life contracts. Shares of the Trust are or may be held by separate accounts of American General Life Insurance Company, a Texas life insurer, The United States Life Insurance Company in the City of New York, a New York life insurer, The Variable Annuity Life Insurance Company, a Texas life insurer, any other affiliate of Corebridge Financial, Inc. (“Corebridge”) and Nassau Life Insurance Company, a New York life insurer unaffiliated with Corebridge; and

WHEREAS, each Portfolio may offer one or more separate classes of shares of beneficial interest (the “Shares”); and

WHEREAS, the Trust has adopted one or more Plans of Distribution pursuant to Rule 12b-1 under the Act on behalf of each Portfolio (the “Distribution Plans”) and may enter into related agreements providing for the distribution of the Shares of the Portfolios; and

WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

WHEREAS, the Trust wishes to engage the services of the Distributor as distributor of the Shares of the Portfolios and the Distributor is willing to serve in that capacity.

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. EXCLUSIVE DISTRIBUTOR. The Portfolios hereby agree that the Distributor shall and for the period of this Agreement be exclusive agent for distribution within the United States and its territories, and the Distributor agrees to use its best efforts during such period to effect such distribution of the Shares; provided, however, that nothing herein shall prevent a Portfolio, if it so elects, from selling or otherwise distributing its Shares directly to any persons other than dealers. In connection therewith, it is contemplated that the Distributor will enter into agreements with selected securities dealers. The Portfolios understand that the Distributor also acts as agent for distribution of shares of capital stock or beneficial interest, as the case may be, of other open-end investment companies which have entered into management and advisory agreements with the Portfolios’ current investment adviser.

2. SALE OF THE SHARES. The Distributor is authorized as agent for the Portfolios and not as principal, to sell the Shares to other purchasers on such terms as may be provided in the then current Prospectus of the Portfolios; provided, however, that no sales shall be confirmed by the Distributor at any time when, according to advice received by the Distributor from a Portfolio, the officers of the Trust have for any reason sufficient to them temporarily or permanently suspended or discontinued the sale and issuance of such Portfolio’s Shares. Each sale shall be effected by the Distributor only at the applicable price, plus the applicable sales charge, if any, determined by a Portfolio in the manner prescribed in its then current Prospectus. The Distributor shall, insofar as they concern it, comply with all applicable laws, rules and regulations including, without limiting the generality of the foregoing, all rules or regulations made or adopted pursuant to Section 22 of the Act by the Securities and Exchange Commission or any securities association registered under the Exchange Act.

The Portfolios agree, as long as the Shares may legally be issued, to fill all orders confirmed by the Distributor in accordance with the provisions of this Agreement.

3. EXPENSES; COMPENSATION. The Distributor agrees promptly to pay or reimburse the Portfolios for all expenses (except expenses incurred by the Portfolios in connection with the preparation, printing and distribution of any prospectus or report or other communication to shareholders, to the extent that such expenses are incurred to effect compliance with the Federal or state laws or to enable such distribution to shareholders) (a) of printing and distributing copies of any prospectus and of preparing, printing and distributing any other material used by the Distributor in connection with offering the Shares for sale, and (b) of advertising in connection with such offering. The Portfolios agree to pay all expenses in connection with the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), all fees and related expenses which may be incurred in connection with the qualification of the Shares for sale in such states (as well as the District of Columbia, Puerto Rico and other territories) as the Distributor may designate, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares, of supplying information, prices and other data to be furnished by it hereunder and through its agents of all data processing and related services related to the share distribution activity contemplated hereby.

As compensation for its services hereunder, the Portfolios agree to pay to the Distributor all amounts received as sales charges as described in the Portfolios’ most current Prospectus. Out of such sales charges, the Distributor may allow such concessions or reallowances to dealers as it may from time to time determine.

The Trust agrees to execute such documents and to furnish such information as may be reasonably necessary, in the discretion of the Board of Trustees (“Trustees”) of the Trust, in connection with the qualification of the Shares for sale in such states (as well as the District of Columbia, Puerto Rico and other territories) as the Distributor may designate. The Distributor also agrees to pay all fees and related expenses connected with its own qualification as a broker or dealer under Federal or state laws and, except as otherwise specifically provided in this Agreement or agreed to by the Trust, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement (including the expenses of qualifying the Trust as a dealer or broker under the laws of such states as may be designated by the Distributor, if deemed necessary or advisable by the Trust).

4. PROSPECTUS AND OTHER INFORMATION. The Trust represents and warrants to and agrees with the Distributor that:

(a) The Registration Statement, including the Prospectus and Statement of Additional Information, relating to the Shares has been filed under both the Act and the Securities Act and has become effective.

(b) At all times during the term of this Agreement, except when the officers of the Trust have suspended or discontinued the sale and issuance of the Shares of a Portfolio as contemplated by Section 2 hereof, the Registration Statement, Prospectus and Statement of Additional Information will conform in all material respects to the requirements of the Act and the rules and regulations of the Securities and Exchange Commission, and none of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to any statements or omissions in any of such documents based upon written information furnished to the Trust by the Distributor specifically for use therein.

(c) The Trust agrees to prepare and furnish to the Distributor from time to time, a copy of the Prospectus, and authorizes the Distributor to use such Prospectus, in the form furnished to the Distributor from time to time, in connection with the sale of the Shares. The Trust also agrees to furnish the Distributor from time to time, for use in connection with the sale of such Shares, such information (including the Statement of Additional Information) with respect to the Portfolios and the Shares as the Distributor may reasonably request.

5. INDEMNIFICATION.

(a) The Trust will indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor within the meaning of the Act against any losses, claims, damages or liabilities to which the Distributor or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any other written sales material prepared by the Trust or the Portfolios which is utilized by the Distributor in connection with the sale of Shares of the Portfolio or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Prospectus and Statement of Additional Information) necessary to make the statement therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse the Distributor and each such controlling person for any legal or other expenses reasonably incurred by the Distributor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Trust or the Portfolios will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, Prospectus or Statement of Additional Information in conformity with written information furnished to the Trust by the Distributor specifically for use therein; and provided, further, that nothing herein shall be so construed as to protect the Distributor against any liability to the Trust or the Portfolios, or the security holders of the Portfolios to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence, in the performance of its duties, or by reason of the reckless disregard by the Distributor of its obligations and duties under this Agreement. This indemnity provision will be in addition to any liability, which the Trust may otherwise have.

(b) The Distributor will indemnify and hold harmless the Trust, each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of the Act, against any losses, claims, damages or liabilities to which the Trust or any such Trustee, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or Statement of Additional Information or any sales material not prepared by the Trust or the Portfolios which is utilized in connection with the sale of the Shares or arise out of or are based upon the omissions or the alleged omission to state therein a material fact required to be stated therein or (in the case of the Registration Statement, Prospectus and Statement) necessary to make the statements therein not misleading or (in the case of such other sales material) necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in the case of the Registration Statement, Prospectus and Statement of Additional Information to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Trust by the Distributor specifically for use therein; and the Distributor will reimburse any legal or other expenses reasonably incurred by the Trust or any such Director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity provision will be in addition to any liability which the Distributor may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

6. TERM OF AGREEMENT. This Agreement shall continue in full force and effect for two years from the date hereof, and shall continue in full force and effect from year to year thereafter if such continuance is approved in the manner required by the Act, and the Distributor has not have notified the Trust in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time, without payment of penalty by the Trust on 60 days’ written notice to the Distributor by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Trust (as defined by the Act). This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

7. AMENDMENTS. This Agreement may be modified at any time by written amendment, signed by both the Trust and the Distributor.

8. NOTICES. All notices required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate party at the address specified below, or such other address as may be specified by such party in writing in accordance with this Section, and shall be deemed to have been properly given when delivered or mailed by electronic mail, by U.S. certified or registered mail, return receipt requested, postage prepaid, or by reputable courier service:

If to the Distributor:

Corebridge Capital Services, Inc. 30 Hudson Street, 16th Floor
Jersey City, NJ 07302
Attention: Christina Nasta
Email address: christina.nasta@corebridgefinancial.com

If to the Trust:	With a copy to:

SunAmerica Series Trust	SunAmerica Asset Management, LLC
21650 Oxnard Street, 10th Floor	30 Hudson Street, 16th Floor
Woodland Hills, CA 91367	Jersey City, NJ 07302
Attention: President	Attention: General Counsel
Email address:	Email address:
SaamcoLegal@corebridgefinancial.com	SaamcoLegal@corebridgefinancial.com

9. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require or to impose any duty upon either of the parties to do anything in violation of any applicable laws or regulations.

10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com, or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. MASSACHUSETTS BUSINESS TRUST. The Declaration of Trust establishing the Trust, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust refers to the Trustees collectively as Trustees, not as individuals or personally; and that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust or any Portfolio; but that the “Trust Property” shall be liable. Notice is hereby given that nothing contained herein shall be construed to be binding upon any of the Trustees, officers, or shareholders of the Trust individually.

[Signature page follows]

IN WITNESS WHEREOF, the Trust and the Distributor have caused this Agreement to be executed by their duly authorized officers as of the date above written.

SUNAMERICA SERIES TRUST

By:	/s/ John T. Genoy
Name: John T. Genoy
Title: President

COREBRIDGE CAPITAL SERVICES, INC.

By:	/s/ Christina M. Nasta
Name: Christina M. Nasta
Title: President

[Signature Page to SAST Distribution Agreement]